UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2010

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33213	77-0454924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive

San Jose, California 95110

(Address of principal executive offices)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Magma Design Automation, Inc. (the “Company”) announced today that it had repurchased $2,750,000. of aggregate principal amount of its outstanding 6% Convertible Senior Notes due 2014 (the “Notes”), representing approximately 10.3% of the previously outstanding aggregate principal amount of Notes, in private transactions. These purchases were funded from the Company’s working capital.

In order to reduce future cash interest payments, as well as future amounts due at maturity or upon redemption, the Company may, from time to time, purchase additional Notes for cash in open market purchases and/or privately negotiated transactions, if attractive pricing can be identified. The Company will evaluate any such transactions in light of then-existing market conditions, taking into account its current liquidity and prospects for future access to capital. The amounts involved in any such transactions, individually or in the aggregate, may be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2010

Magma Design Automation, Inc.

By:	/S/ PETER S. TESHIMA
Peter S. Teshima
Chief Financial Officer